UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 2, 2019

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brett Brown has been appointed Executive Vice President and Chief Financial Officer of Alexander & Baldwin, Inc. (the “Company”), effective as of May 8, 2019. Mr. Brown will replace Diana M. Laing, who will continue as Interim Executive Vice President and Interim Chief Financial Officer through May 7, 2019.

Mr. Brown, age 54, is the Chief Financial Officer and Treasurer of PREP Property Group, a vertically-integrated real estate company (since February 2018) and former Executive Vice President, Chief Financial Officer and Treasurer of IRC Retail Centers/Inland Real Estate Corporation (August 2011 to July 2017).

In consideration of his duties and responsibilities, Mr. Brown will (i) be paid an annual base salary of $400,000, (ii) participate in the Company’s Performance Improvement Incentive Plan, with an annual target (prorated for 2019) of 70% of his base salary, (iii) enter into a change in control agreement in the form as entered into by the Company with other executive officers, (iv) receive relocation support and payment of approved relocation expenses up to $50,000, grossed-up to offset relevant tax consequences, and (v) receive a signing bonus of $25,000 to further defray relocation-related expenses. A copy of the press release announcing the appointment of Mr. Brown is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

    99.1    Press Release issued by Alexander & Baldwin, Inc. on April 2, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 2, 2019

ALEXANDER & BALDWIN, INC.

/s/ Nelson N. S. Chun
Nelson N. S. Chun
Executive Vice President and Chief Legal Officer